Exhibit 1.5
                                   -----------
                                                            WGM Draft 07/17/97






                          EDISON BROTHERS STORES, INC.



                                       and




                              --------------------
                                as Warrant Agent




                              --------------------


               Warrants to Purchase _______ Shares of Common Stock


                               ------------------




                                WARRANT AGREEMENT


                          Dated as of _______ __ , 1997



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                                TABLE OF CONTENTS
                                                                           Page


1.    DEFINITIONS..........................................................  1

2.    APPOINTMENT OF WARRANT AGENT.........................................  5
      2.1.     Appointment.................................................  5

3.    REGISTRATION, FORM AND EXECUTION OF WARRANTS.........................  5
      3.1.     Registration................................................  5
      3.2.     Form of Warrant.............................................  5

      3.3.     Countersignature of Warrants................................  6

4.    EXERCISE OF WARRANTS.................................................  6
      4.1.     Manner of Exercise..........................................  7
      4.2.     Payment of Taxes............................................  7
      4.3.     Fractional Shares...........................................  7

5.    TRANSFER, DIVISION AND COMBINATION...................................  7
      5.1.     Transfer....................................................  7
      5.2.     Division and Combination....................................  8
      5.3.     Maintenance of Books........................................  8

6.    ADJUSTMENTS........................................................... 8
      6.1.     Stock Dividends, Subdivisions and Combinations............... 9
      6.2.     Certain Distributions....................................... 10
      6.3.     Issuance of Rights to Purchase Common Stock at Below
               Daily Market Price.......................................... 10
      6.4.     Issuance of Common Stock Below Daily Market Price........... 12
      6.5.     Reorganization, Reclassification, Merger, Consolidation or
               Disposition................................................. 13
      6.6.     Other Provisions Applicable to Adjustments.................. 14
      6.7.     Certain Limitations......................................... 14

7.    NOTICES TO WARRANT HOLDERS........................................... 14
      7.1.     Notice of Adjustments....................................... 14
      7.2.     Notice of Corporate Action.................................. 14

8.    NO IMPAIRMENT........................................................ 15

9.    RESERVATION AND AUTHORIZATION OF COMMON STOCK;
      REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
      AUTHORITY............................................................ 16


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10.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS................... 16

11.   RESTRICTIONS ON TRANSFERABILITY...................................... 16
      11.1.    Restrictive Legend.......................................... 16

12.   LOSS OR MUTILATION................................................... 17

13.   OFFICE OF COMPANY.................................................... 17

14.   REPURCHASE BY COMPANY OF WARRANTS.................................... 18
      14.1.    Option to Repurchase Warrants............................... 18
      14.2.    Payment of Repurchase Price................................. 18

15.   WARRANT AGENT........................................................ 18
      15.1.    Merger or Consolidation or Change of Name of Warrant Agent.. 19
      15.2.    Certain Terms and Conditions Concerning the Warrant Agent... 19
      15.3.    Change of Warrant Agent..................................... 21
      15.4.    Disposition of Proceeds on Exercise of Warrants,
               Inspection of Warrant Agreement............................. 21

16.   MISCELLANEOUS........................................................ 22
      16.1.    Limitation of Liability..................................... 22
      16.2.    Notice Generally............................................ 22
      16.3.    Successors and Assigns...................................... 23
      16.4.    Amendment................................................... 23
      16.5.    Severability................................................ 23
      16.6.    Headings.................................................... 23
      16.7.    Governing Law............................................... 23
      16.8.    Counterparts................................................ 23

EXHIBITS

Exhibit A - Form of Warrant Certificate
Exhibit B - Warrant Agent Fees



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            THIS WARRANT AGREEMENT (this "Warrant Agreement"), dated as of ___
_____ 1997, is made by and between Edison Brothers Stores, Inc., a Delaware corporation (the "Company"), and _________________, a __________ corporation, as warrant agent (the "Warrant Agent").


                              W I T N E S S E T H:
                              --------------------

            WHEREAS, the Company proposes to issue, to holders of Allowed Edison Equity Interests, warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of ______ shares of its Common Stock pursuant to
Section 4.8 of the Plan, as confirmed by the United States Bankruptcy Court for the District of Delaware (the "Court"), by order entered ______ __, 1997, under title 11 of the United States Code; and

            WHEREAS, the Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants;

            NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder and hereunder of the Company, the Warrant Agent, and the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Company and the Warrant Agent hereby agree as follows:

1.    DEFINITIONS.

            As used in this Warrant Agreement, the following terms have the respective meanings set forth below:

            "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Effective Date, other than Warrant Stock.

            "Allowed" shall have the meaning assigned to such term in the Plan.

            "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

            "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value per share, of the Company as constituted on the Effective Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (1) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (2) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 6.2.


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            "Company" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

            "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

            "Court" shall have the meaning assigned to such term in the recitals to this Warrant Agreement.

            "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant Agreement on such date.

            "Daily Market Price" shall mean, in respect of any share of Common Stock on any Trading Day, (1) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading or (2) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange. If the Common Stock is not then listed or admitted to trading on any stock exchange, the Daily Market Price shall be the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc.; provided, that if neither such corporation at the time is engaged in the business of reporting such prices, the Daily Market Price shall be as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company. If the Common Stock is not reported in the over-the-counter market and no member of the NASD selected pursuant to the preceding sentence will furnish the Daily Market Price, then the Daily Market Price shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

            "Debtors" shall mean, collectively, the Company, Edison Brothers Apparel Stores, Inc., Edison Brothers Shoe Stores, Inc., Edison Paymaster, Inc., Edison Brothers Redevelopment Corporation, Edbro Missouri Realty Company, Inc., Edison Alabama Stores, Inc., Edison Arkansas Stores, Inc., Edison Colorado Stores, Inc., Edison Brothers Company, Edison Hawaii Stores, Inc., Edison Illinois Stores, Inc., Edison Kansas Stores, Inc., Edison Kentucky Stores, Inc., Edison Louisiana Stores, Inc., Edison Maryland Stores, Inc., Edison Massachusetts Stores, Inc., Edison Michigan Stores, Inc., Edison Minnesota Stores, Inc., Edison Mississippi Stores, Inc., Edison Nebraska Stores, Inc., Edison New Jersey Stores, Inc., Edison New Mexico Stores, Inc., Edison New York Stores, Inc., Edison Ohio Stores, Inc., Edison Oklahoma Stores, Inc., Edison Oregon Stores, Inc., Edison Pennsylvania Stores, Inc., Edison Tennessee Stores, Inc., Edison Texas Stores, Inc., Edison Utah Stores, Inc., Edbro Ohio Realty, Inc., EBSS-Montana, Inc., EBSS-North Central, Inc., EBSS-Indiana, Inc., EBSS-


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Iowa, Inc., EBSS-Kansas, Inc., EBSS-Wisconsin, Inc., EBSS-Northeast, Inc.,
EBSS-South, Inc., EBSS-Mideast, Inc., EBSS-Michigan, Inc., EBSS-East, Inc., EBSS-Ohio, Inc., EBSS- Pennsylvania, Inc., EBSS-Texas, Inc., EBSS-West, Inc., Edison Puerto Rico Stores, Inc., Ebscat, Inc., Edison Brothers Mall Entertainment, Inc., Horizon Entertainment, Edison Brothers Stores International, Inc., Edisur, Inc., EBS Holdings Corp., Edison Whittier Warehouse, Inc., Edbro California USG-2, Inc., Edbro Missouri USG-2, Inc., Edbro California USG-1, Inc., Industrial Design, Inc., Webster Clothes, Inc., Z&Z Fashions, Ltd., Webster-Rossville, Inc., Time-Out Family Amusement Centers, Inc., Tofac of Puerto Rico, Inc., Sacha Shoes, Inc. and Mandel's of California.

            "Edison Equity Interest" shall have the meaning assigned to such term in the Plan.

            "Effective Date" shall have the meaning set forth in the Plan.

            "Expiration Date" shall mean the date that is the eight-year anniversary of the Effective Date.

            "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of any Warrants to purchase, or securities convertible into or exchangeable for, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

            "Holder" shall mean the Person in whose name a Warrant is registered in the warrant register of the Company maintained by or on behalf of the Company for such purpose.

            "Insider" shall mean any person, as such term is defined in Section
(a)(2) of Rule 144 under the Securities Act, that is the beneficial owner, as such term is used in such Rule 144, of ten percent (10%) or more of any class of equity securities (or other equity interest) of the Company.

            "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants.

            "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

            "Other Property" shall have the meaning set forth in Section 6.2.



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            "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

            "Permitted Issuances" shall mean (i) the issuance of the Warrants,
(ii) the issuance of warrants or stock options to the Company's management and other employees for the purchase of up to 800,000 shares of Common Stock pursuant and subject to the 1997 Stock Option Plan of the Company, (iii) the issuance of warrants or stock options to the Company's non-employee directors for the purchase of up to 200,000 shares of Common Stock pursuant and subject to the 1997 Directors Stock Option Plan of the Company, (iv) the issuance of warrants or stock options to the Company's directors, management or other employees for the purchase of Common Stock pursuant to any other stock option plan of the Company, (v) the issuance of shares of Common Stock upon exercise of the warrants and options referred to in clauses (i), (ii), (iii) and (iv), and
(vi) all other issuances of Common Stock and warrants or stock options by the Company expressly authorized by the Plan.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean the Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, as it may be further amended or modified.

            "Pricing Period" shall have the meaning set forth in Section 14.1.

            "Repurchase Price" shall have the meaning set forth in Section 14.1.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

            "Trading Day" shall mean any day on which the principal stock exchange on which the Common Stock is listed or admitted to trading is open or, if the Common Stock is not then listed or admitted to trading on any stock exchange, any day on which the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau Inc. reports prices in respect of securities or, if neither such corporation is then engaged in such business, any day on which the member of the NASD selected as specified in the proviso set forth in the definition of "Daily Market Price" furnishes prices for securities.

            "Warrant Agent" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement and shall include any successor Warrant Agent hereunder.


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            "Warrant Agent's Principal Office" shall mean the principal office of the Warrant Agent in New York City, New York (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the Holders).

            "Warrant Agreement" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

            "Warrant Price" shall mean an amount equal to (1) the number of shares of Common Stock being purchased upon exercise of a Warrant pursuant to
Section 4.1, multiplied by (2) the Current Warrant Price as of the date of such exercise.

            "Warrant Stock" shall mean the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.

            "Warrants" shall have the meaning assigned to such term in the recitals to this Warrant Agreement, and shall include all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

2.    APPOINTMENT OF WARRANT AGENT.

      2.1. Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

3.    REGISTRATION, FORM AND EXECUTION OF WARRANTS.

      3.1. Registration. All Warrants shall be numbered and shall be registered in a warrant register maintained at the Warrant Agent's Principal Office by the Warrant Agent as they are issued. The Company and the Warrant Agent shall be entitled to treat a Holder as the owner in fact for all purposes whatsoever of each Warrant registered in such Holder's name.

      3.2. Form of Warrant. The text of each Warrant and of the Election to Purchase Form and Assignment Form shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon or facsimile thereof attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

            Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Warrant Agreement.


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            Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

      3.3. Countersignature of Warrants. Each Warrant shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Warrant Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the President, a Vice President, the Secretary, or an Assistant Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than _____ shares of Common Stock (subject to adjustment as set forth herein) and shall countersign and deliver Warrants as otherwise provided in this Warrant Agreement.

4.    EXERCISE OF WARRANTS

      4.1. Manner of Exercise. From and after the Effective Date and until 5:00 p.m., New York City time, on the Expiration Date, a Holder may exercise any of its Warrants, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

            In order to exercise a Warrant, in whole or in part, a Holder shall deliver to the Company at the Warrant Agent's Principal Office, (1) a written notice of such Holder's election to exercise such Warrant, which notice shall include the number of shares of Common Stock to be purchased, (2) payment of the Warrant Price for the account of the Company and (3) such Warrant. Such notice shall be substantially in the form of the Election to Purchase Form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Warrant Agent shall, as promptly as practicable, and in any event within five Business Days thereafter, deliver or cause to be delivered to such Holder an executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or, subject to Section 11, such other name as shall be designated in such notice. A Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date such notice, together with the check or checks and such Warrant, is received by the Warrant Agent as described above and all taxes required to be paid by such Holder, if any, pursuant to Section 4.2 prior to the issuance of such shares have been paid. If any Warrant shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the


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Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased shares of Common Stock called for by such Warrant, which new Warrant shall in all other respects be identical with the Warrant exercised in part, or, at the request of such Holder, appropriate notation may be made on such exercised Warrant and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Warrant Agent shall not be required to register shares in the name of any Person who acquired a Warrant (or part thereof) or any Warrant Stock otherwise than in accordance with such Warrant and this Warrant Agreement.

            Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check or any combination thereof, duly executed by such Holder or by such Holder's attorney duly authorized in writing.

      4.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of any Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the Holder of Warrants in respect of which such shares are issued and the Company shall not be required to issue and deliver the certificates for such shares unless and until such Holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or delivery or shall establish to the satisfaction of the Company that all such taxes have been paid. Other than with respect to such documentary stamp taxes, the Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of shares of Common Stock issuable upon the exercise of any Warrant.

      4.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the average of the Daily Market Price per share of Common Stock for the 5 consecutive Trading Days preceding the date of exercise.

5.    TRANSFER, DIVISION AND COMBINATION.

      5.1. Transfer. Subject to compliance with Section 11, transfer of any Warrant and all rights hereunder, in whole or in part, shall be registered in the warrant register of the Company to be maintained for such purpose at the Warrant Agent's Principal Office, upon surrender of such Warrant at the Warrant Agent's Principal Office, together with a written assignment of such Warrant substantially in the form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto duly executed by the Holder or its agent or attorney and payment of all funds sufficient to pay any taxes payable upon the making of such


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transfer. Upon such surrender and, if required, such payment, and subject to
Section 9, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of such Warrant not so assigned, and the surrendered Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 11, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

      5.2. Division and Combination. Subject to Section 11, any Warrant may be divided or combined with other Warrants upon presentation thereof at the Warrant Agent's Principal Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5.1 and Section 11, as to any transfer which may be involved in such division or combination, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      5.3. Maintenance of Books. The Warrant Agent agrees to maintain, at the Warrant Agent's Principal Office, the warrant register for the registration and the registration of transfer of the Warrants.

6.    ADJUSTMENTS.

            The number of shares of Common Stock for which a Warrant is exercisable, and the price at which such shares may be purchased upon exercise of a Warrant, shall be subject to adjustment from time to time as set forth in this Section 6.

      6.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

            (a) pay a dividend or otherwise effect a distribution of Additional Shares of Common Stock,

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive immediately after the occurrence of such event; and (ii) the Current Warrant Price shall be concurrently adjusted to equal (A) the Current Warrant Price in


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effect immediately prior to such adjustment multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment divided by (B) the number of shares for which a Warrant is exercisable immediately after such adjustment.

      6.2.  Certain Distributions.  If at any time the Company shall:

                  (a) distribute to all holders of record of Common Stock evidences of indebtedness or any shares of capital stock, securities, property or assets of any nature whatsoever (other than Permitted Issuances or regularly scheduled cash dividends payable out of earnings or earned surplus legally available for payment of dividends or any transaction covered by Section 6.1, 6.3, 6.4 or 6.5), or

                  (b) distribute to all holders of record of Common Stock options, warrants or other rights to acquire, subscribe for or purchase any evidences of indebtedness or any shares of capital stock, securities, property or assets of any nature whatsoever (other than Permitted Issuances or options, warrants or other rights covered by Section 6.3 hereof), then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the average of the Daily Market Price per share of Common Stock for the 5 consecutive Trading Days preceding the record date for such distribution and (B) the denominator of which shall be such average Daily Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription, acquisition or purchase rights so distributed; and (ii) the Current Warrant Price shall be concurrently reduced to equal (A) the Current Warrant Price in effect immediately prior to such adjustment multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment divided by (B) the number of shares of Common Stock for which a Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of capital stock of the Company shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 6.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6.1 (provided that, in any such case, the adjustment provided for in Section 6.1 shall be effected after the adjustment provided for in this Section 6.2).



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      6.3. Issuance of Rights to Purchase Common Stock at Below Daily Market
Price. If at any time the Company shall distribute to all holders of record of Common Stock options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities (other than Permitted Issuances or any transaction covered by Section 6.5), whether or not the rights to exchange, subscribe or convert thereunder are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such options, warrants or other rights (or, in the case of options, warrants or other rights to subscribe for or purchase Convertible Securities, the consideration per share for which Common Stock is issuable upon the exercise of such options, warrants or other rights and conversion of such Convertible Securities) shall be less than the average of the Daily Market Price per share of Common Stock for the 5 consecutive Trading Days immediately prior to the date of such distribution, then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such distribution shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such distribution by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such distribution plus the total number of Additional Shares of Common Stock issuable upon the exercise of such options, warrants or other rights (or, in the case of options, warrants or other rights to subscribe for or purchase Convertible Securities, issuable upon the exercise of such options, warrants or other rights and conversion of such Convertible Securities) and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such distribution plus the number of shares of Common Stock which the aggregate consideration to be paid for all such Additional Shares of Common Stock issuable upon the exercise of such options, warrants or other rights (or, in the case of options, warrants or other rights to subscribe for or purchase Convertible Securities, issuable upon the exercise of such options, warrants or other rights and conversion of such Convertible Securities) would purchase at the average of the Daily Market Price per share of Common Stock for the 5 consecutive Trading Days immediately prior to the date of such distribution; and (ii) the Current Warrant Price shall be concurrently reduced to equal (A) the Current Warrant Price in effect immediately prior to such adjustment multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment divided by (B) the number of shares of Common Stock for which a Warrant is exercisable immediately after such adjustment. No further adjustments of the number of shares for which Warrants are exercisable or of the Current Warrant Price shall be made upon the actual issuance of such Common Stock upon exercise of such options, warrants or other rights (or the conversion of such Convertible Securities); provided, however, that in the event any such options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities are not exercised (or, in the case of Convertible Securities, are not converted) prior to the respective expiration dates thereof, then, on each such expiration date, the number of shares of Common Stock for which a Warrant is exercisable and the Current Warrant Price shall be readjusted to reverse the adjustment made pursuant to this Section 6.3 in respect of such number(s) of options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities that were not exercised (or, in the case of Convertible Securities, were not converted) prior to such expiration date. Notwithstanding anything to the contrary set forth in this Section 6.3, in the event the Company shall distribute any options, warrants or other rights to purchase any Additional Shares of Common Stock or any Convertible Securities (other than Permitted Issuances or any transaction covered by Section 6.5) pursuant to any so-called "poison pill" or shareholders' rights or similar plan or agreement, the distribution of separate certificates representing such options, warrants or rights subsequent to their initial distribution shall be deemed to be the distribution thereof for purposes of this
Section 6.3; provided that the Company may, in lieu of making any adjustment pursuant to this Section 6.3 upon such a distribution of separate certificates, make proper provision so that each Holder of Warrants who exercises such Warrants (or any portion thereof) (A) after such initial distribution but before such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with such options, warrants or other rights and (B) after such distribution of separate certificates and prior to the expiration, redemption or termination of such options, warrants or other rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such options, warrants or other rights as would have accompanied such shares of Common Stock had such Warrants been exercised immediately prior to such distribution of separate certificates.

      6.4. Issuance of Common Stock Below Daily Market Price. If the Company shall at any time, directly or indirectly, sell or issue shares of Common Stock (whether originally issued or from the Company's treasury), or options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities (other than (x) Permitted Issuances and (y) securities issued in any of the transactions described in Section 6.1, 6.2, 6.3 or 6.5 or issued upon the exercise or conversion of any such securities) for consideration per share of Common Stock that is less than the average of the Daily Market Price per share of Common Stock for the 5 consecutive Trading Days immediately prior to such sale or issuance, then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such sale or issuance shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such sale or issuance by a fraction (A) the numerator of which shall be the total number of shares of Common Stock Outstanding immediately after such sale or issuance, and (B) the denominator of which shall be the sum of the number of shares of Common Stock Outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received for such sale or issuance would purchase at the average of the Daily Market Price per share of Common Stock for the 5 consecutive Trading Days immediately prior to the date of such sale or issuance (for the purpose of such adjustment, the shares of Common Stock that the holder of any such options, warrants, rights or Convertible Securities shall be entitled to receive upon the exercise or conversion thereof shall be deemed to be Outstanding immediately after such sale or issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such options, warrants, rights or Convertible Securities plus the consideration that the holder of any such options, warrants, rights or Convertible Securities would be required to pay or surrender upon the exercise or conversion thereof); and (ii) the Current Warrant Price shall be concurrently reduced to equal (A) the Current Warrant Price in effect immediately prior to such adjustment multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment divided by (B) the number of shares of Common Stock for which a Warrant is exercisable immediately after such adjustment. Notwithstanding the foregoing, in the event any such options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities are not exercised (or, in the case of Convertible Securities, are not converted) prior to the respective expiration dates thereof, then, on each such expiration date, the number of shares of Common Stock for which a Warrant is exercisable and the Current Warrant Price shall be readjusted to reverse the adjustment made pursuant to this Section 6.4 in respect of such number(s) of options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities that were not exercised (or, in the case of Convertible Securities, were not converted) prior to such expiration date.

      6.5. Reorganization, Reclassification, Merger, Consolidation or Disposition. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities, property or assets of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of a Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement and the Warrants to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6. For purposes of this Section 6.5, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this

Section 6.5 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions.

      6.6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which Warrants are exercisable and the Current Warrant Price provided for in this Section 6:

            (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price. To the extent that such issuance shall be for consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any options, warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, options, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such options, warrants or other rights plus any additional consideration payable to the Company upon exercise of such options, warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing options, warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

            (b) When Adjustments Are to Be Made. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which Warrants are exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in

Section 6.1) up to, but not beyond, the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which Warrants are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (c) Fractional Interests. In computing adjustments under this
Section 6, fractional interests in Common Stock shall be rounded up or down to the nearest whole share.

      6.7. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

7.    NOTICES TO WARRANT HOLDERS.

      7.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock or Other Property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 16.1. The Company shall keep at its office or agency designated by the Company pursuant to Section 13 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

      7.2.  Notice of Corporate Action.  If at any time

            (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a regularly scheduled cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or

            (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to each Holder
(i) prompt written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date and time on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up takes place. Each such written notice shall be sufficiently given if addressed to such Holder at the last address of such Holder appearing on the books of the Company and delivered in accordance with Section 16.1.

8.    NO IMPAIRMENT.

            The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or any Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holders against impairment. Without limiting the generality of the foregoing, the Company will (1) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (2) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant and (3) use good faith efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant Agreement.

9.    RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
      WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.

            From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement and such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

            Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

            The Company shall use reasonable good faith efforts to cooperate with each Holder of a Warrant and each holder of Common Stock in supplying such information as may be reasonably requested by such holder for such holder to complete and file any information or reporting forms currently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Common Stock.

            The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will use commercially reasonable efforts to take such further action as any Holder may reasonably request to enable such Holder to sell Warrant Stock pursuant to Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act. The Company shall send or make available to each Holder copies of such annual, quarterly or current reports, proxy statements and other reports and documents sent or made available by the Company to its stockholders at the same time these reports, statements or documents are sent or made available to the stockholders.

10.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS.

            In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of
Section 6, if any, refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

11.   RESTRICTIONS ON TRANSFERABILITY.

            The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the applicable conditions, if any, specified by Section 11.1. All Holders, by their acceptance of a Warrant, agree to be bound by the provisions of this Section 11.

      11.1. Restrictive Legend. All certificates representing Warrants shall be stamped or otherwise imprinted with a legend in substantially the following form with respect to any Holder who cannot certify that it is not an Insider (to the extent such certification is required by the Plan):

            "THIS WARRANT AND THE WARRANT STOCK (AS DEFINED HEREIN) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO THE PROVISIONS (INCLUDING THE RESTRICTIONS ON TRANSFER) SET FORTH IN THE WARRANT AGREEMENT BETWEEN EDISON BROTHERS STORES, INC. AND __________, AS WARRANT AGENT, DATED ______ __, 1997. THIS WARRANT AND THE WARRANT STOCK MAY NOT (AND THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES THAT THIS WARRANT AND THE WARRANT STOCK MAY NOT AND WILL NOT) BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH AND SUCH WARRANTS AND THE WARRANT STOCK ARE REGISTERED UNDER SUCH ACT, AND SUCH STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

12.   LOSS OR MUTILATION.

            Upon receipt by the Company and the Warrant Agent from any Holder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such Holder's Warrant and indemnity reasonably satisfactory to them, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if such Warrant in identifiable form is surrendered to the Company or the Warrant Agent for cancellation.

13.   OFFICE OF COMPANY.

            As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. The Company shall initially maintain such an agency at the Warrant Agent's Principal Offices. The Company shall promptly notify each Holder of any change in such office or agency.

14.   REPURCHASE BY COMPANY OF WARRANTS.

      14.1. Option to Repurchase Warrants. If the Daily Market Price for Common Stock exceeds 200% of the Current Warrant Price on any 10 Trading Days (whether or not consecutive) during any period of 15 consecutive Trading Days (the "Pricing Period"), the Company shall have the right, upon prior written notice to any Holder (which shall be delivered no later than 20 days following the end of the applicable Pricing Period or, if such day is not a Business Day, the next succeeding Business Day), to repurchase from such Holder, from any source of funds legally available therefor, on the 45th day following delivery of such notice (or, if such day is not a Business Day, the next succeeding Business Day) and in the manner set forth in Section 14.2 below, each Warrant then held by such Holder for an amount equal to one dollar ($1.00) (the "Repurchase Price"); provided, however, that nothing herein shall preclude the exercise by such Holder of any portion of such Warrant exercisable at any time prior to such repurchase.

      14.2. Payment of Repurchase Price. On the date of any repurchase of Warrants pursuant to this Section 14, each Holder shall assign to Company such Holder's Warrant being repurchased, without any representation or warranty, by the surrender of such Holder's Warrant to the Company at the Warrant Agent's Principal Office against payment therefor of the Repurchase Price by check issued by the Company.

15.   WARRANT AGENT.

      15.1. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation must be eligible for appointment as a successor Warrant Agent under the provisions of Section 15.3 hereof. If at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Warrant Agreement. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned;

and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Warrant Agreement.

      15.2. Certain Terms and Conditions Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                  (a) Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrants to be complied with specifically by the Company.

                  (c) Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

                  (e) Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President, the Chief Financial Officer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                  (f) Compensation. The Company agrees to pay the Warrant Agent reasonable compensation as set forth in the fee schedule attached hereto as Exhibit B for all services rendered by the Warrant Agent in the performance of its duties under this Warrant

Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Warrant Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Warrant Agreement except as a result of the Warrant Agent's negligence or bad faith.

                  (g) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                  (h) Other Transactions in Securities of the Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence or bad faith.

                  (j) Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (k) Validity of Agreements. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature and delivery thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Stock (or other stock) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Stock (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Stock or other securities or other property issued upon exercise of any Warrant.

                  (l) Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, the Chief Financial Officer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

      15.3. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company 30 days' advance notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Holder may apply to the Court for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. Any successor warrant agent, whether appointed by the Company or the Court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 15.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

      15.4. Disposition of Proceeds on Exercise of Warrants, Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds and any other consideration received by the Warrant Agent for the purchase of the Warrant Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Principal Office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's Principal Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

16.   MISCELLANEOUS.

      16.1. Limitation of Liability. No provision hereof, in the absence of affirmative action by a Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of a Holder, shall impose on any such Holder an obligation to purchase any Common Stock or any liability as a stockholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company.

      16.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the warrant register of the Company maintained for such purpose.

                  (b)   If to Company at

                        Edison Brothers Stores, Inc.
                        501 North Broadway
                        St. Louis, Missouri  63102
                        Attention:  Alan A. Sachs
                        Telecopy Number:  (314) 331-6554

                  (c)   If to Warrant Agent at

                        [To come]
                        Attention: ____________
                        Telecopy Number: _______________

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

      16.3. Successors and Assigns. All covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      16.4. Amendment. This Warrant Agreement and the Warrants may be modified or amended or the provisions hereof and thereof waived with the written consent of the Company, the Warrant Agent and the Majority Holders, provided that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided herein and therein) without the prior written consent of the Holder thereof.

      16.5. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

      16.6. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

      16.7. Governing Law. THIS WARRANT AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

      16.8. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, each of the Company and the Warrant Agent has caused this Warrant Agreement to be duly executed by its duly authorized officers as of the date first above written.



                                          EDISON BROTHERS STORES, INC.

                                          By:
                                                ------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------


                                                             , as Warrant Agent
                                                ------------



                                          By:
                                                ------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------

                                    EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]

      [NOTE: THE FOLLOWING LEGEND WILL BE ADDED ON WARRANTS OF ANY HOLDER WHO CANNOT CERTIFY THAT IT IS NOT AN INSIDER:

      "THIS WARRANT AND THE WARRANT STOCK (AS DEFINED HEREIN) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO THE PROVISIONS (INCLUDING THE RESTRICTIONS ON TRANSFER) SET FORTH IN THE WARRANT AGREEMENT BETWEEN EDISON BROTHERS STORES, INC. AND ___________, AS WARRANT AGENT, DATED __________ , 1997. THIS WARRANT AND THE WARRANT STOCK MAY NOT (AND THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES THAT THIS WARRANT AND THE WARRANT STOCK MAY NOT AND WILL NOT) BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH AND SUCH WARRANTS AND THE WARRANT STOCK ARE REGISTERED UNDER SUCH ACT, AND SUCH STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."]



                         EDISON BROTHERS STORES, INC.

               Warrant to purchase Common Stock, par value $0.01
                   per share, of Edison Brothers Stores, Inc.


--------------------------------------------------------------------------------
Warrant Certificate No.:              Number of Warrants:

                                      CUSIP No.

--------------------------------------------------------------------------------

                       See Reverse for Certain Definitions

      Exercisable from and after ____________, until 5:00 p.m. ________, __________, time on _________, ____.


      This Warrant Certificate certifies that ____________________, or registered assigns, is the registered holder of the number of Warrants set forth above, expiring at 5:00 p.m., ___________ , time, on ________ ___, ________ or, if such date is not a Business Day, the next succeeding Business Day (the "Warrants"), to purchase Common Stock, par value $0.01 per share (the

"Common Stock"), of Edison Brothers Stores, Inc., a Delaware corporation (the "Company"). The Common Stock issuable upon exercise of Warrants is hereinafter referred to as the "Warrant Stock." Subject to the immediately succeeding paragraph, each Warrant entitles the holder upon exercise to purchase from the Company on or before 5:00 p.m., _____, ____ time, on _____ __, _____or, if such date is not a Business Day, the next succeeding Business Day, _______ shares of Common Stock, subject to adjustment as set forth herein and in the Warrant Agreement dated as of _________, (the "Warrant Agreement") by and between the Company and ___________, a _______ corporation, as warrant agent (the "Warrant Agent"), in whole or in part, at the initial purchase price of $16.40 per share, on and subject to the terms and conditions set forth herein and in the Warrant Agreement. Such purchase shall be payable in lawful money of the United States of America by certified or official bank check or any combination thereof to the order of the Warrant Agent for the account of the Company at the principal office of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to the Warrant Agreement, the Company shall cause to be given to each of the registered holders of the Warrants at such holders' addresses appearing on the Warrant register written notice of such adjustment by first class mail postage pre-paid.

      No Warrant may be exercised before _____ p.m., _______, ________ time, on , _______, or after 5:00 p.m., ________, ______ time, on ________, _____ or, if such date is not a Business Day, the next succeeding Business Day, and to the extent not exercised by such time such Warrants shall become void.

      Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

      THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:



(Seal)



Attest:                             EDISON BROTHERS STORES, INC.

                                         By:
                                          ---------------------------------
Name:                               Name:
      -------------------------           ---------------------------------
Title: Secretary                    Title: President




                                    COUNTERSIGNED:

                                                    , as Warrant Agent
                                    ----------------

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    [Authorized Signature]

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]


      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of up to ___ Warrants expiring at 5:00 p.m., ______ , _______ time, on _____ __ , ____ or, if such date is not a Business Day, the next succeeding Business Day, entitling the holder on exercise to purchase shares of Common Stock, par value $0.01 per share, of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

      Warrants may be exercised at any time on and after ___ p.m., _________, ______ time, on _____ __, ____ and on or before 5:00 p.m., _____ __, ____ time, on ______, _____ or, if such date is not a Business Day, the next succeeding Business Day. The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the purchase price by certified or official bank check or any combination thereof to the order of the Warrant Agent for the account of the Company and the other required documentation. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

      The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not be required to issue any fractional share of Common Stock upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

      Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

      Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement without charge except for any tax imposed in connection therewith.

                          [ELECTION TO PURCHASE FORM]

                [To be executed only upon exercise of Warrant]

            The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of Common Stock of EDISON BROTHERS STORES, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                              -------------------------------
                              (Name of Registered Owner)


                              -------------------------------
                              (Signature of Registered Owner)


                              -------------------------------
                              (Street Address)


                              -------------------------------
                              (City)     (State)      (Zip Code)



NOTICE: The signature on this election to purchase must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                [ASSIGNMENT FORM]


            FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


Name and Address of Assignee              No. of Shares of Common Stock
----------------------------              -----------------------------





and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of EDISON BROTHERS STORES, INC. maintained for the purpose, with full power of substitution in the premises.



Dated:____________________    Print Name:
                                          ---------------------------------
                              Signature:
                                          ---------------------------------
                              Witness:
                                          ---------------------------------


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                                     ,
                           -------------------------
                                as Warrant Agent


                                Schedule of Fees
                                ----------------